WINTHROP REALTY TRUST ANNOUNCES RESULTS FOR
SECOND QUARTER 2012

Initiates Report of Management’s Estimate of Net Asset Value

Declares Third Quarter 2012 Dividend

FOR IMMEDIATE RELEASE

Boston, Massachusetts – August 2, 2012 – Winthrop Realty Trust (NYSE:FUR), a leading real estate value investor, today announced financial and operating results for the second quarter ended June 30, 2012.  All per share amounts are on a diluted basis.

Financial Results

Three Months Ended June 30, 2012

Net income applicable to common shares for the quarter ended June 30, 2012 was $571,000, or $0.02 per common share as compared with net income per common share of $3.7 million or $0.11 per common share for the quarter ended June 30, 2011.  The decrease in per common share amounts is directly attributable to the effect of the full second quarter dividend payable on the Series D preferred shares issued in March 2012.  The $77.7 million in proceeds from the offering along with capital recycled from certain liquidated investments have been invested or committed to investments but the expected positive impact to earnings from such investments will not begin to be recognized until the third quarter.  In addition, as a value investor some of our more recent investments, such as the Southern California portfolio loan, have returns that are less weighted to a current coupon, but have a return that will be recognized through a liquidation event at the end of the investment life.

For the quarter ended June 30, 2012, the Company reported FFO applicable to common shares of $8.1 million, or $0.24 per common share as compared with FFO of $12.3 million, or $0.38 per common share for the second quarter of 2011.

Six Months Ended June 30, 2012

Net income applicable to common shares for the six months ended June 30, 2012 was $7.9 million or $0.24 per common share as compared with net income of $10.8 million or $0.36 per common share for the same period ended June 30, 2011.  The reasons for the decrease in per common share amounts are the same as reported above for the decline in the three month operating results.

FFO for the six months ended June 30, 2012 was $22.1 million or $0.67 per common share as compared with FFO of $24.3 million, or $0.81 per common share for the six months ended June 30, 2011.

Net Asset Value as of June 30, 2012

The Company has added net asset value disclosure to assist the financial community in its evaluation of the Company’s value and performance.   The Company’s estimated range of net asset value per common share is $12.76 to $15.10.  Details regarding the methodology used to calculate this range of value as well as financial results, properties and tenants can be accessed in the quarterly supplemental report at www.winthropreit.com in the Investor Relations section.

Michael L. Ashner, Winthrop's Chairman and Chief Executive Officer commented, “As we continue to look for ways to improve financial transparency, we have provided shareholders with management’s estimate of net asset value determined on a somewhat granular asset by asset basis.  This information will be updated quarterly as we believe it to be among the more important metrics in understanding both the Company’s strategy and performance.”

2012 Second Quarter Activity

Acquisitions and Loan Originations

•
Acquired a $44.5 million first mortgage loan secured by a 326,000 square foot commercial building located in Ft. Lauderdale, Florida, known as the Broward Financial Center, for $42.8 million.  The Company subsequently received a payment of approximately $12.8 million, reducing the outstanding principal balance to $30.0 million.  The Company modified the loan to waive the late charge, extend the term of the loan to October 15, 2012, increase the interest rate to 9.836% and provide for an exit fee.  The property contains 47,000 square feet of retail and 279,000 square feet of office space and is 74.4% leased.

•
Acquired from its joint venture partner, Marc Realty, its 20% non-controlling interest in the entity which owns the property located at One East Erie in Chicago, Illinois for $5.85 million.  The property contains 126,000 square feet of retail and office space consisting of the first six floors in a mixed use building together with 208 parking spaces.  The Company now owns 100% of the property.

•
Originated a $9.0 million mezzanine loan collateralized by 100% of the member interests in the owner of the  104,000 square foot, 12-story building located at 127 West 25th Street in Manhattan, New York.  The loan bears interest at a rate equal to the greater of 14% per annum or LIBOR plus 10%, requires payment of principal and interest and matures April 30, 2015.  In connection with the loan origination, the Company received a 1% origination fee of $90,000 and commitment fees totaling $591,500.

•
Originated a $2.25 million first mortgage loan which bears interest at 12% per annum and matures on April 5, 2014, with one, one-year extension right.  Payments are interest only payable monthly with a balloon payment due at maturity.  The loan is collateralized by a 45,655 square foot, two-story multi-tenant office building located at 4545 East Shea Boulevard in Phoenix, Arizona.

•
Entered into an agreement to acquire a 284 unit multi-family property for $17.5 million.  The property, Lake Brandt Apartments, is located in Greensboro, North Carolina and is presently 94% occupied.  In connection with this acquisition, it is expected that the Company will assume the existing $13.6 million non-recourse mortgage loan which bears interest at 6.22% per annum, matures on August 1, 2016 and requires payments of interest only.  The closing is expected to occur in September or October 2012.

•
Contributed an additional $5.5 million to the Company’s Vintage Housing Holdings LLC (“VHH”) equity investment platform.  In connection with the transaction, VHH acquired a general partner interest and development fees relating to a residential development project referred to as Vintage at Urban Center, a tax credit apartment community in Lynwood, Washington with a proposed village development of 395 multi-family rental units and 4,000 square feet of retail space.

Dispositions and Loan Asset Repayments

•
Sold the Company’s non-Westinghouse portion of the Churchill, Pennsylvania operating property for $914,000.  The Company provided a financing commitment to the buyer of $675,000.  At closing, the Company provided $324,000 of financing to cover buyers expenses and taxes due.  An additional $175,000 will be advanced on each of August 20, 2012 and November 20, 2012 directly to the taxing authority to cover taxes due on the sold parcel.  The loan is interest only, at LIBOR +3.75% and matures June 1, 2015.

•
Sold to Marc Realty, the Company’s equity interest in 30 North Michigan for $10.3 million, of which $6.55 million was financed by the Company with a secured promissory note which bears interest at 10% per annum and requires payments of interest only and matures May 31, 2015.

•	Sold to Marc Realty, all of the Company’s equity interest in 2720 River Road, 2000-2060 Algonquin Road and Ridgebrook equity investments for an aggregate of $2.1 million.

•	Received payment of approximately $19.6 million resulting in an annualized return of 47.8% that satisfied the Company’s 160 Spear mortgage and mezzanine loans.

•	Received repayment of approximately $20.0 million resulting in an annualized return of 15.8% that satisfied the Company’s Magazine multi-family mezzanine loan.

Subsequent to Quarter End

•
Obtained a $13.5 million first mortgage loan secured by the recently acquired 320 Unit Class A multi-family property in Memphis, Tennessee, known as Waterford Place.  The loan bears interest at 3% annually, and requires monthly payments of principal and interest and matures on August 1, 2014, subject to two, one-year extensions.

•
The Company and Marc Realty each contributed approximately $3.5 million to pay off the existing first mortgage loan collateralized by our joint venture investment in the property located at 223 West Jackson in Chicago, Illinois.

Third Quarter 2012 Dividend Declaration

The Company’s Board of Trustees declared a dividend for the third quarter of 2012 of $0.1625 per common share payable on October 15, 2012 to common shareholders of record on September 28, 2012.

The Company’s Board of Trustees also declared a regular quarterly cash dividend of $0.578125 per Series D preferred share which is payable on October 1, 2012 to the holders of Series D preferred shares of record on September 14, 2012.

Conference Call Information

The Company will host a conference call to discuss its second quarter 2012 results today, Thursday, August 2, 2012 at 12:00 pm Eastern Time.  Interested parties may access the live call by dialing (877) 407-9205 or (201) 689-8054, or via the Internet at www.winthropreit.com within the News and Events section.  An online replay will be available for one year.  A replay of the call will be available through September 2, 2012 by dialing (877) 660-6853; account #286, confirmation #394234.

About Winthrop Realty Trust

Winthrop Realty Trust, headquartered in Boston, Massachusetts, is a NYSE-listed real estate investment trust (REIT) focused on acquiring, owning, operating and investing in real property as well as real estate financial instruments including CMBS, Bonds, REIT Preferred and common stock. For more information, please visit our web-site at www.winthropreit.com.

Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995.  The statements in this release state the Company’s and management's hopes, intentions, beliefs, expectations or projections of the future and are forward-looking statements for which the Company claims the protections of the safe harbor for forward-looking statements under the Private Securities Litigation Reform Act of 1995.  It is important to note that future events and the Company’s actual results could differ materially from those described in or contemplated by such forward-looking statements.  Factors that could cause actual results to differ materially from current expectations include, but are not limited to, (i) general economic conditions, (ii) the inability of major tenants to continue paying their rent obligations due to bankruptcy, insolvency or general downturn in their business, (iii) local real estate conditions, (iv) increases in interest rates, (v) increases in operating costs and real estate taxes, (vi) changes in accessibility of debt and equity capital markets and (vii) defaults by borrowers on loans.  Additional information concerning factors that could cause actual results to differ materially from those forward-looking statements is contained from time to time in the Company's filings with the Securities and Exchange Commission, copies of which may be obtained from the Company or the Securities and Exchange Commission.  The Company refers you to the documents filed by the Company from time to time with the Securities and Exchange Commission, specifically the section titled "Risk Factors" in the Company's most recent Annual Report on Form 10-K, as may be updated or supplemented in the Company's Form 10-Q filings, which discuss these and other factors that could adversely affect the Company's results.

Financial Results

Financial results for the three and six months ended June 30, 2012 and 2011 are as follows (in thousands except per share amounts):

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2012	2011	2012	2011
	(Unaudited)		(Unaudited)
Revenue
Rents and reimbursements	$13,257	$11,234	$25,797	$22,220
Interest, dividends and discount accretion	5,778	5,094	11,296	14,766
	19,035	16,328	37,093	36,986
Expenses
Property operating	3,779	3,987	8,331	8,032
Real estate taxes	1,017	1,087	2,271	2,342
Depreciation and amortization	4,479	3,312	8,198	6,793
Interest	3,512	3,963	7,301	8,576
General and administrative	3,264	2,758	6,295	5,282
State and local taxes	143	48	149	77
	16,194	15,155	32,545	31,102
Other income (loss)
Earnings from preferred equity investments	-	158	-	241
Equity in income of equity investments	586	2,875	1,010	1,520
Realized gain on sale of securities carried at fair value	15	7	41	131
Unrealized (loss) gain on securities carried at fair value	(791)	(723)	4,141	163
Unrealized (loss) gain on loan securities carried at fair value	(88)	34	76	2,847
Gain on sale of equity investment	232	-	232	-
Interest income	90	443	192	536
	44	2,794	5,692	5,438

Income from continuing operations	2,885	3,967	10,240	11,322

Discontinued operations
Income (loss) from discontinued operations	-	90	(3)	137
Consolidated net income	2,885	4,057	10,237	11,459
(Income) loss attributable to non-controlling interests	473	(329)	1,374	(533)
Net income attributable to Winthrop Realty Trust	3,358	3,728	11,611	10,926
Income attributable to non-controlling redeemable preferred interest	-	(58)	-	(117)
Income attributable to Series D Preferred Shares	(2,787)	-	(3,712)	-
Net income attributable to Common Shares	$571	$3,670	$7,899	$10,809

Per Common Share Data – Basic
Income from continuing operations	$0.02	$0.11	$0.24	$0.36
Income from discontinued operations	-	-	-	-
Net income attributable to Winthrop Realty Trust	$0.02	$0.11	$0.24	$0.36

Per Common Share Data – Diluted
Income from continuing operations	$0.02	$0.11	$0.24	$0.36
Income from discontinued operations	-	-	-	-
Net income attributable to Winthrop Realty Trust	$0.02	$0.11	$0.24	$0.36

Basic Weighted-Average Common Shares	33,064	32,573	33,058	29,841
Diluted Weighted-Average Common Shares	33,064	32,574	33,058	29,842

Comprehensive income
Consolidated net income	$2,885	$4,057	$10,237	$11,459
Change in unrealized gain (loss) on interest rate derivative	(25)	-	(57)	63
Comprehensive income	$2,860	$4,057	$10,180	$11,522

Funds From Operations:

The following presents a reconciliation of net income to funds from operations for the three and six months ended June 30, 2012 and 2011 (in thousands, except per share amounts):

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2012	2011	2012	2011
	(Unaudited)		(Unaudited)
Net income attributable to Winthrop Realty Trust	$3,358	$3,728	$11,611	$10,926
Real estate depreciation	2,747	2,086	5,261	4,204
Amortization of capitalized leasing costs	1,732	1,226	2,937	2,591
Real estate depreciation and amortization of unconsolidated interests	3,992	2,376	7,654	4,639
Gain on sale of equity investments	(232)	-	(232)	-
Impairment loss on equity investments	-	3,800	-	3,800
Less: Non-controlling interest share of real estate depreciation and amortization	(713)	(789)	(1,445)	(1,581)

Funds from operations	10,884	12,427	25,786	24,579
Series C Preferred Share dividends	-	(58)	-	(117)
Series D Preferred Share dividends	(2,787)	-	(3,712)	-
Allocations of earnings to Series B-1 Preferred Shares	-	(11)	-	(78)
Allocations of earnings to Series C Preferred Shares	-	(39)	-	(92)
FFO applicable to Common Shares-Basic	$8,097	$12,319	$22,074	$24,292

Weighted-average Common Shares	33,064	32,573	33,058	29,841

FFO Per Common Share-Basic	$0.24	$0.38	$0.67	$0.81

Diluted
Funds from operations (per above)	$10,884	$12,427	$25,786	$24,579
Series C Preferred Share dividends	-	(58)	-	(117)
Series D Preferred Share dividends	(2,787)	-	(3,712)	-
Allocation of earnings to Series B-1 Preferred Shares	-	(11)	-	(78)
Allocation of earning to Series C Preferred Shares	-	(39)	-	(92)
FFO applicable to Common Shares	$8,097	$12,319	$22,074	$24,292

Weighted-average Common Shares	33,064	32,573	33,058	29,841
Stock options	-	1	-	1
Series B-1 Preferred Shares	-	-	-	-
Series C Preferred Shares	-	-	-	-
Diluted weighted-average Common Shares	33,064	32,574	33,058	29,842
FFO Per Common Share - Diluted	$0.24	$0.38	$0.67	$0.81

FFO is computed in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”).  NAREIT defines FFO as net income or loss determined in accordance with Generally Accepted Accounting Principles (“GAAP”), excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated operating real estate assets, plus specified non-cash items, such as real estate asset depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.  FFO and FFO per diluted share are used by management, investors and industry analysts as supplemental measures of operating performance of equity REITs. FFO and FFO per diluted share should be evaluated along with GAAP net income and income per diluted share (the most directly comparable GAAP measures), as well as cash flow from operating activities, investing activities and financing activities, in evaluating the operating performance of equity REITs.  FFO and FFO per diluted share exclude the effect of depreciation, amortization and gains or losses from sales of real estate, all of which are based on historical costs which implicitly assumes that the value of real estate diminishes predictably over time.  Since real estate values instead have historically risen or fallen with market conditions, these non-GAAP measures can facilitate comparisons of operating performance between periods and among other equity REITs. FFO does not represent cash generated from operating activities in accordance with GAAP and is not necessarily indicative of cash available to fund cash needs as disclosed in the Company’s Consolidated Statements of Cash Flows.  FFO should not be considered as an alternative to net income as an indicator of the Company’s operating performance or as an alternative to cash flows as a measure of liquidity.

Consolidated Balance Sheets:
(in thousands, except share data)

	June 30,	December 31,
	2012	2011
	(Unaudited)	(Unaudited)
ASSETS
Investments in real estate, at cost
Land	$39,575	$36,495
Buildings and improvements	350,243	327,337
	389,818	363,832
Less: accumulated depreciation	(49,818)	(44,556)
Investments in real estate, net	340,000	319,276

Cash and cash equivalents	43,959	40,952
Restricted cash held in escrows	10,678	3,914
Loans receivable, net	123,872	114,333
Accounts receivable, net of allowances of $397 and $639, respectively	19,261	16,140
Securities carried at fair value	34,079	28,856
Loan securities carried at fair value	5,385	5,309
Preferred equity investments	5,500	5,520
Equity investments	146,221	162,142
Lease intangibles, net	34,678	36,305
Deferred financing costs, net	1,081	1,180
Assets held for sale	6	6
TOTAL ASSETS	$764,720	$733,933

LIABILITIES
Mortgage loans payable	$229,891	$230,940
Non-recourse secured financings	29,150	29,150
Revolving line of credit	-	40,000
Accounts payable and accrued liabilities	16,696	16,174
Dividends payable	5,373	5,369
Deferred income	1,010	502
Below market lease intangibles, net	2,602	2,962
TOTAL LIABILITIES	284,722	325,097

COMMITMENTS AND CONTINGENCIES

EQUITY
Winthrop Realty Trust Shareholders’ Equity:
Series D Cumulative Redeemable Preferred Shares, $25 per share liquidation preference; 5,060,000 shares authorized and 4,820,000 shares outstanding at June 30, 2012 and 1,840,000 shares authorized and 1,600,000 shares outstanding at December 31, 2011	120,500	40,000
Common Shares, $1 par, unlimited shares authorized; 33,066,280 and 33,041,034 issued and outstanding at June 30, 2012 and December 31, 2011, respectively	33,066	33,041
Additional paid-in capital	617,862	626,099
Accumulated distributions in excess of net income	(314,091)	(311,246)
Accumulated other comprehensive loss	(149)	(92)
Total Winthrop Realty Trust Shareholders’ Equity	457,188	387,802
Non-controlling interests	22,810	21,034
Total Equity	479,998	408,836
TOTAL LIABILITIES AND EQUITY	$764,720	$733,933

Further details regarding the Company’s results of operations, properties, joint ventures and tenants are available in the Company’s Form 10-Q for the quarter ended June 30, 2012 which will be filed with the Securities and Exchange Commission and will be available for download at the Company’s website www.winthropreit.com or at the Securities and Exchange Commission website www.sec.gov.

# # #
Contact Information:

AT THE COMPANY

John Garilli
Chief Financial Officer
(617) 570-4614